Exhibit 10.14
AMENDED AND RESTATED
ARRANGEMENT AGREEMENT
MEMORANDUM OF AGREEMENT made as of the 26th day of April, 2007, as amended and restated as of the 18th day of June, 2007.
AMONG:
LULULEMON ATHLETICA INC., a corporation existing under the laws of the State of Delaware
(“Lululemon”)
AND:
LIPO INVESTMENTS (CANADA) INC., a company existing under the laws of the Province of British Columbia
(“LIPO Canada”)
AND:
LIPO INVESTMENTS (USA) INC., a company existing under the laws of the Province of British Columbia
(“LIPO USA”)
AND:
LULULEMON CALLCO ULC, an unlimited liability company existing under the laws of the Province of Alberta
(“Callco”)
AND:
LULU CANADIAN HOLDING INC., a company existing under the laws of the Province of British Columbia
(“Exchangeco”)
          WHEREAS on April 26, 2007 the parties hereto entered into a memorandum of agreement (the “Original Agreement”);
          AND WHEREAS on June 12, 2007, Lululemon Corp. change its name to lululemon athletica inc.;
          AND WHEREAS the parties hereto now wish to amend and restate the Original Agreement to provide for such name change and to make certain additional changes to the Original Agreement and the appendices thereto, including the Plan of Arrangement (as defined herein);
          THIS AGREEMENT WITNESSETH THAT in consideration of the respective covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each party), the parties hereby covenant and agree as follows:

ARTICLE 1
INTERPRETATION
1.1 Definitions.
In this Agreement, unless there is something in the subject matter or context inconsistent therewith and the following terms shall have the following meanings respectively:
“Ancillary Agreements” means the Support Agreement and the Exchange Trust Agreement, collectively;
“Arrangement” means an arrangement under Part 9, Division 5 of the BCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Article 6 hereof or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;
“Arrangement Resolutions” means the LIPO Canada Arrangement Resolutions and the LIPO USA Arrangement Resolutions;
“BCA” means the Business Corporations Act (British Columbia) as amended;
“Business Day” means any day on which commercial banks are open for business in Vancouver, British Columbia, other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada;
“Callco” means Lululemon Callco ULC, an unlimited liability company existing under the laws of the Province of Alberta, and a direct wholly-owned subsidiary of Lululemon;
“Circular” means the notice of the Meetings and accompanying circular to be sent to holders of LIPO Canada Securities and LIPO USA Securities in connection with the Meetings;
“Court” means the Supreme Court of British Columbia;
“Dissent Rights” means the rights of dissent in respect of the Arrangement described in Section 3.1 of the Plan of Arrangement;
“Effective Date” means the date following the grant of the Final Order on which the parties to this Agreement agree that the conditions set forth in Article 5 of this Agreement have been satisfied or waived (or on such other date as the parties may agree);
“Exchange Trust Agreement” means the Exchange Trust Agreement among Lululemon, Exchangeco and the Trustee, to be entered into in connection with the Plan of Arrangement, substantially in the form and content of Exhibit C to the Reorganization Agreement, with such changes thereto as the parties thereto, acting reasonably, may approve, in accordance with the terms thereof;
“Exchangeable Share” means a share in the class of non-voting exchangeable shares in the capital of Exchangeco;

“Final Order” means the final order of the Court approving the Arrangement, granted pursuant to section 291(4) of the BCA, as such order may be amended at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;
“Forfeitable Share Trust Declaration” means the declaration of trust pursuant to which Dennis Wilson will hold the Exchangeable shares issued in exchange for the Forfeitable Shares (as defined in the Plan of Arrangement), together with the associated Special Voting Shares as trustee on behalf of the beneficial holders thereof, substantially in the form and content of Exhibit C hereto, with such changes thereto as may be made, from time to time, in accordance with its terms;
“Interim Order” means the interim order of the Court made in connection with the process for obtaining securityholder approval of the Arrangement and related matters;
“ITA” means the Income Tax Act (Canada);
“LIPO Canada” means LIPO Investments (Canada) Inc., a company existing under the laws of the Province of British Columbia;
“LIPO Canada Arrangement Resolutions” means the special resolutions passed by the holders of the LIPO Canada Shares and LIPO Canada Options at the LIPO Canada Meeting;
“LIPO Canada Meeting” means the extraordinary general meeting of the holders of LIPO Canada Shares and LIPO Canada Options (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider and, if deemed advisable, approve the Arrangement;
“LIPO Canada Option” means a Class B option to purchase LIPO Canada Shares granted under the LIPO Canada Option Plan and being outstanding and unexercised on the Effective Date;
“LIPO Canada Option Plan” means the LIPO Canada stock option plan approved by the board of directors of LIPO Canada on December 1, 2005;
“LIPO Canada Securities” means the LIPO Canada Shares and the LIPO Canada Options, collectively;
“LIPO Canada Shares” means the outstanding Common Shares without par value in the authorized share structure of LIPO Canada;
“LIPO Entities” means LIPO Canada and LIPO USA;
“LIPO USA” means LIPO Investments (USA) Inc., a company existing under the laws of the Province of British Columbia;
“LIPO USA Arrangement Resolutions” means the special resolutions passed by the holders of the LIPO USA Shares and LIPO USA Options at the LIPO USA Meeting;
“LIPO USA Meeting” means the extraordinary general meeting of the holders of LIPO USA Shares and LIPO USA Options (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider and, if deemed advisable, approve the Arrangement;
“LIPO USA Option” means a Class B option to purchase LIPO USA Shares granted under the LIPO USA Option Plan and being outstanding and unexercised on the Effective Date;
“LIPO USA Option Plan” means the LIPO USA stock option plan approved by the board of directors of LIPO USA on December 1, 2005;

“LIPO USA Securities” means the LIPO USA Shares and the LIPO USA Options, collectively;
“LIPO USA Shares” means the outstanding Common Shares without par value in the authorized share structure of LIPO USA;
“Lululemon Common Share” means a share of common stock, par value U.S. $0.01, in the capital of Lululemon and any other securities into which such share may be changed;
“Lululemon Entities” means Lululemon, Callco and Exchangeco, collectively;
“Meetings” means the LIPO Canada Meeting and the LIPO USA Meeting;
“Plan of Arrangement” means the plan of arrangement substantially in the form and content of Exhibit B hereto and any amendments or variations thereto made in accordance with Article 6 hereof or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;
“Registrar” means the registrar of companies appointed under the BCA;
“Reorganization Agreement” means the Agreement and Plan of Reorganization dated April 26, 2007 by and among Lululemon, Exchangeco, the LIPO Entities and certain other parties, as amended, supplemented, and/or restated in accordance therewith prior to the Effective Date;
“subsidiary” means, with respect to a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate and shall include any body corporate, partnership, joint venture or other entity over which it exercises direction or control or which is in a like relation to a subsidiary;
“Support Agreement” means the Support Agreement to be made among Lululemon, Callco and Exchangeco, which shall be substantially in the form and content of Exhibit D to the Reorganization Agreement, with such changes thereto as the parties thereto, acting reasonably, may approve, in accordance with the terms thereof; and
“Trustee” means Computershare Trust Company of Canada, in its capacity as trustee under the Exchange Trust Agreement, and includes any successor trustee appointed thereunder.
1.2 Interpretation Not Affected by Headings, etc.
The division of this Agreement into sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references in this Agreement to a “section” followed by a number and/or a letter refer to the specified section of this Agreement, and all references in this Agreement to an Exhibit followed by a letter refer to the specified Exhibit to this Agreement. Unless otherwise indicated, the terms “this Agreement”, “hereof”, “herein”, “hereunder” and “hereby” and similar expressions refer to this Agreement (including the Exhibits hereto), as amended or supplemented from time to time pursuant to the applicable provisions hereof, and not to any particular section or other portion hereof.

1.3 Date For Any Action.
In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.
1.4 Entire Agreement.
This Agreement and the agreements and other documents referred to herein constitute the entire agreement between the parties with respect to the Arrangement and other transactions contemplated hereby and supersede all other prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect thereto, other than the Reorganization Agreement.
1.5 Construction.
In this Agreement, unless otherwise indicated:
(a)	the words “include”, “including” or “in particular”, when following any general term or statement, shall not be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as permitting the general term or statement to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement;

(b)	a reference to a statute means that statute, as amended and in effect as of the date of this Agreement, and includes each and every regulation and rule made thereunder and in effect as of the date hereof;

(c)	where a word, term or phrase is defined, its derivatives or other grammatical forms have a corresponding meaning;

(d)	time is of the essence; and

(e)	references to a “party” or “parties” are references to a party or parties to this Agreement.
1.6 Exhibits.
The following Exhibits are annexed to this Agreement and are hereby incorporated by reference into this Agreement and form an integral part hereof:

Exhibit A	—	Arrangement Resolutions

Exhibit B	—	Plan of Arrangement

Exhibit C	—	Forfeitable Trust Declaration

ARTICLE 2
THE ARRANGEMENT
2.1 Implementation Steps by LIPO Entities.
The LIPO Entities covenant in favour of the Lululemon Entities that the LIPO Entities shall:
(a)	subject to the terms of this Agreement, as soon as reasonably practicable, apply in a manner acceptable to the Lululemon Entities, acting reasonably, under Section 291(2) of the BCA for the Interim Order, and thereafter proceed with and diligently pursue the obtaining of the Interim Order;

(b)	subject to the terms of this Agreement and in accordance with the Interim Order, convene and hold the Meetings as promptly as practicable for the purpose of considering and, if deemed advisable, approving the Arrangement and the transactions contemplated thereby by way of the Arrangement Resolutions (and for any other proper purpose as may be set out in the notice for such meetings); and

(c)	subject to obtaining the approval(s) as are required by the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order.
2.2 Implementation Steps by Lululemon Entities.
The Lululemon Entities covenant in favour of the LIPO Entities that, on or prior to the Effective Date and subject to the satisfaction or waiver of the other conditions herein contained in favour of each such party:
(a)	Lululemon, Callco and Exchangeco shall execute and deliver the Support Agreement; and

(b)	Lululemon and Exchangeco shall execute and deliver the Exchange Trust Agreement.
2.3 Interim Order.
The notice of motion for the application referred to in Section 2.1(a) shall include a request that the Interim Order provide:
(a)	for the class of persons to whom notice is to be provided in respect of the Arrangement and the Meetings and for the manner in which such notice is to be provided;

(b)	that the requisite approval for the LIPO Canada Arrangement Resolutions shall be two-thirds of the votes cast on the LIPO Canada Arrangement Resolutions by the LIPO Canada Shareholders and the LIPO Canada Optionholders present in person or by proxy at the LIPO Canada Meeting, voting as separate classes, such that each holder of the LIPO Canada Shares is entitled to one vote for each LIPO Canada

Share held and each holder of the LIPO Canada Options is entitled to one vote for each LIPO Canada Share such holder would have received on a valid exercise of such LIPO Canada Options, determined as if such options were fully vested and exercisable on such date;

(c)	that the requisite approval for the LIPO USA Arrangement Resolutions shall be two-thirds of the votes cast on the LIPO USA Arrangement Resolutions by the LIPO USA Shareholders and the LIPO USA Optionholders present in person or by proxy at the LIPO USA Meeting, voting as separate classes, such that each holder of the LIPO USA Shares is entitled to one vote for each LIPO USA Share held and each holder of the LIPO USA Options is entitled to one vote for each LIPO USA Share such holder would have received on a valid exercise of such LIPO USA Options, determined as if such options were fully vested and exercisable on such date;

(d)	that, in all other respects, the terms, restrictions and conditions of the articles of the respective LIPO Entities, including quorum requirements and all other matters, shall apply in respect of the Meetings;

(e)	for the grant of the Dissent Rights; and

(f)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
3.1 Representations and Warranties of the LIPO Entities.
The LIPO Entities hereby represent and warrant, on a joint and several basis, to and in favour of the Lululemon Entities as follows and acknowledge that the Lululemon Entities are relying on such representations and warranties in connection with the transactions herein contemplated:
(a)	Each of the LIPO Entities is a corporation duly incorporated under the BCA, is validly subsisting, has full corporate and legal power and authority to own, lease and operate the properties currently owned, leased and operated by it and is in good standing with the office of the Registrar with respect to the filing of annual reports.

(b)	Each of the LIPO Entities has all requisite corporate power and authority to enter into this Agreement and the documents required to be executed by the LIPO Entities in connection with the transactions contemplated herein, to perform its obligations hereunder and, subject to obtaining the requisite approvals contemplated by the Interim Order, to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement and such other documents by each of the LIPO Entities and the consummation by each of the LIPO Entities of the transactions contemplated by this Agreement (including the transfer of the LIPO Canada Shares to Exchangeco) and such other documents have been duly authorized by the board of directors of the requisite LIPO Entities and no other corporate proceedings on the part of either of the LIPO Entities are necessary to authorize this Agreement or the transactions contemplated hereby or thereby, other than:

(i)	with respect to the Circular and other matters relating solely thereto, including the implementation of the Arrangement, the approval of the board of directors of each of the LIPO Entities; and

(ii)	with respect to the completion of the Arrangement, the approval of the requisite securityholders and such other corporate proceedings of the LIPO Entities as may be required by the Interim Order.
(c)	This Agreement has been duly executed and delivered by each of the LIPO Entities and constitutes a legal, valid and binding obligation, enforceable against each of the LIPO Entities in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, and to general principles of equity.

(d)	No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity or other person is required to be obtained by the LIPO Entities in connection with the execution and delivery of this Agreement or any of the other documents contemplated hereby, or the consummation by the LIPO Entities of the transactions contemplated hereby or thereby, other than:
(i)	any approvals required by the Interim Order; and

(ii)	the Final Order.
3.2 Representations and Warranties of Lululemon
Lululemon represents and warrants to and in favour of the LIPO Entities as follows and acknowledges that the LIPO Entities are relying upon such representations and warranties in connection with the matters contemplated by this Agreement:
(a)	Each of the Lululemon Entities has been duly incorporated or formed under the laws of its jurisdiction of incorporation, is validly subsisting, has full corporate or legal power and authority to own, lease and operate the properties currently owned, leased and operated by it and is in good standing with the appropriate governmental entity in its jurisdiction of incorporation with respect to the filing of annual returns or equivalent documents.

(b)	Each of the Lululemon Entities has all requisite corporate power and authority to enter into this Agreement and each of the Ancillary Agreements, as applicable, to perform its obligations hereunder and thereunder, and to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement and each of the Ancillary Agreements, as applicable, by each of the Lululemon Entities and the consummation by each of the Lululemon Entities of the transactions contemplated by this Agreement and each of the Ancillary Agreements, as applicable, have been duly authorized by its respective board of directors and no other corporate proceedings on its part are necessary to authorize this Agreement and each of the Ancillary Agreements, as applicable, or the transactions contemplated hereby or thereby other than the approval by its board of directors of, in the case of Exchangeco, the amendment of its notice of articles and articles to create the Exchangeable Shares (which amendment must also be approved by the shareholders of Exchangeco) and, in the case of Lululemon, other matters (if any) relating solely to the implementation of the Arrangement.

(c)	This Agreement has been duly executed and delivered by each of the Lululemon Entities and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, and to general principles of equity. Each of the Ancillary Agreements, as applicable, will be duly executed and delivered by each of the Lululemon Entities, as applicable, and, when so executed and delivered, will constitute a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, and to general principles of equity.

(d)	No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity or other person is required to be obtained by any of the Lululemon Entities in connection with the execution and delivery of this Agreement or any of the Ancillary Agreements, as applicable, or the consummation by any of the Lululemon Entities of the transactions contemplated hereby or thereby other than:
(i)	any approval required in connection with the amendment of the notice of articles or articles of Exchangeco to create the Exchangeable Shares;

(ii)	the consent of the Toronto Stock Exchange and the Nasdaq Global Market to the listing thereon of the Lululemon Common Shares issuable in exchange for LIPO Canada Common Shares under the Plan of Arrangement or upon the exchange, from time to time, of Exchangeable Shares; and

(iii)	any other consents, approvals, orders, authorizations, declarations or filings of or with a governmental entity which, if not obtained, would not in the aggregate have a material adverse effect on the Lululemon Entities as a whole.
(e)	All of the outstanding shares of capital stock of each of Exchangeco and Callco are validly issued, fully paid and non-assessable and all such shares and other ownership interests are owned directly or indirectly by Lululemon, free and clear of all material liens, claims or encumbrances, and there are no outstanding options, rights, entitlements, understandings or commitments (pre-emptive, contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership interests in Exchangeco or Callco.

(f)	The Exchangeable Shares to be issued in connection with the Arrangement will be duly and validly issued by Exchangeco as fully paid and non-assessable shares on the Effective Date, and will not be issued in violation of the terms of any agreement or other understanding binding upon Exchangeco at the time that such shares are issued and will be issued in compliance with the notice of articles and articles of Exchangeco and all applicable laws. There are, and will at the Effective Time be, no preemptive or other rights relating to the allotment or issuance of Exchangeable Shares in connection with the Arrangement and the transactions contemplated herein.

(g)	The Lululemon Common Shares to be issued pursuant to the Arrangement or upon the exchange from time to time of the Exchangeable Shares will, when issued and delivered in accordance with the terms of this Agreement, be duly and validly issued by Lululemon on their respective dates of issue as fully paid and non-assessable shares and will not be issued in violation of the terms of any agreement or other understanding binding upon Lululemon at the time that such shares are issued and will be issued in compliance with the constating documents of Lululemon and all applicable laws.
ARTICLE 4
COVENANTS
4.1 Covenants of the LIPO Entities.
Each of the LIPO Entities hereby jointly and severally agrees to perform all obligations required or desirable to be performed by them under this Agreement and shall do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, each of the LIPO Entities shall:
(a)	use all reasonable efforts to obtain the approvals of its respective shareholders and optionholders to the Arrangement at the appropriate Meeting, as provided for in Section 2.3 and in the Interim Order;

(b)	apply for and use all reasonable efforts to obtain the Interim Order and the Final Order; and

(c)	carry out the terms of the Interim Order and Final Order applicable to it and use its reasonable efforts to comply promptly with all requirements which applicable laws may impose on such LIPO Entity with respect to the transactions contemplated hereby and by the Arrangement.

4.2 Covenants of the Lululemon Entities
Each of the Lululemon Entities hereby jointly and severally covenants and agrees to perform all obligations required or desirable to be performed by it under this Agreement and to do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, each of the Lululemon Entities shall:
(a)	cause Lululemon to reserve a sufficient number of Lululemon Common Shares for issuance upon the completion of the Arrangement and the exchange from time to time of Exchangeable Shares; and

(b)	carry out the terms of the Interim Order and Final Order applicable to it and use its reasonable efforts to comply promptly with all requirements which applicable laws may impose on Lululemon or its subsidiaries with respect to the transactions contemplated hereby and by the Arrangement.

4.3 Tax Deferred Status.
None of the parties shall knowingly, except as contemplated by this Agreement, or required by applicable law, take any action which would jeopardize the exchange of the LIPO Canada Shares for Exchangeable Shares pursuant to the Arrangement by holders of the LIPO Canada Shares resident in Canada for the purposes of the ITA from being treated on a tax deferred basis under the ITA for holders who are otherwise eligible for such treatment.
4.4 Section 85 Elections.
Exchangeco will execute and jointly file with each LIPO Canada Shareholder who elects to receive Exchangeable Shares pursuant to the Plan of Arrangement and who so requests an election pursuant to Section 85 of the ITA and any applicable provincial legislation in which election such LIPO Canada Shareholder will be entitled to elect the amount which shall be such LIPO Canada Shareholder’s proceeds of disposition and Exchangeco’s cost of the LIPO Canada Shares exchanged for Exchangeable Shares, provided that (i) such amount is within the limits prescribed by Section 85 of the ITA and any applicable provincial legislation, (ii) such LIPO Canada Shareholder provides two completed copies of the appropriate tax election form to Lululemon no later than 90 days after the Effective Date, and (iii) such LIPO Canada Shareholder provides Exchangeco with a letter representing to Exchangeco that such LIPO Canada Shareholder is a resident of Canada for purposes of the ITA and is not exempt from Tax. Upon any LIPO Canada Shareholder complying with the foregoing conditions, Exchangeco will execute the completed election form received from such shareholder and return such form by mail to such shareholder within 30 days of its receipt thereof. The LIPO Canada Shareholders will be solely responsible for the preparation of the foregoing election forms, and for the filing of such forms with the appropriate tax authority. Exchangeco shall not be responsible or liable in any manner whatsoever for the proper completion and timely filing of any such forms with the appropriate tax authority, but will cooperate reasonably with the LIPO Canada Shareholders in completing and filing such forms in a timely manner, including providing such information within Lululemon’s possession as is reasonably required by the LIPO Canada Shareholders to complete such forms.
4.5 Section 116 Certificates
The parties will take such action as may be required to comply with Section 116 of the ITA in respect of the transactions contemplated herein and to facilitate compliance with such provisions by the holders of LIPO Canada Securities and LIPO USA Securities in respect of the transactions contemplated herein.
ARTICLE 5
CONDITIONS
5.1 Mutual Conditions Precedent.
The respective obligations of the parties to complete the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Effective Date, of the following conditions precedent, each of which may only be waived by the mutual consent of Lululemon and the LIPO Entities:

(a)	the Arrangement shall have been approved at the Meetings in accordance with any conditions (including securityholder approval) which may be imposed by the BCA or the Interim Order;

(b)	the Interim Order and the Final Order shall each have been obtained in form and terms satisfactory to each of the LIPO Entities and Lululemon, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties, acting reasonably, on appeal or otherwise;

(c)	the steps contemplated in the Reorganization Agreement to be consummated prior to the consummation of the Arrangement shall have been consummated;

(d)	holders of no more than 2.5% of the aggregate number of LIPO Canada Shares and LIPO USA Shares issued and outstanding as of the date hereof shall have exercised their Dissent Rights (and shall not have lost or withdrawn such rights) in respect of the Arrangement;

(e)	there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement and there shall be no proceeding (other than an appeal made in connection with the Arrangement), of a judicial or administrative nature or otherwise, in progress or threatened that relates to or results from the transactions contemplated by this Agreement that would, if successful, result in an order or ruling that would preclude completion of the transactions contemplated by this Agreement in accordance with the terms hereof;

(f)	this Agreement shall not have been terminated pursuant to Section 6.3;

(g)	the Reorganization Agreement shall not have been terminated in accordance with its terms; and

(h)	the Lululemon Common Shares issuable pursuant to the Arrangement and on exchange of the Exchangeable Shares from time to time shall have been authorized for listing on the Nasdaq Global Market and the Toronto Stock Exchange, subject to official notice of issuance.
5.2 Additional Conditions Precedent to the Obligations of the Lululemon Entities.
The obligations of the Lululemon Entities to complete the transactions contemplated by this Agreement shall also be subject to the fulfilment of each of the following conditions precedent (each of which is for the Lululemon Entities’ exclusive benefit and may be waived by the Lululemon Entities and any one or more of which, if not satisfied or waived, will relieve the Lululemon Entities of any obligation under this Agreement):
(a)	all covenants and agreements of each of the LIPO Entities under this Agreement and the Reorganization Agreement to be performed or observed on or before the Effective Date shall have been duly performed and observed by the applicable LIPO Entities in all material respects; and

(b)	the representations and warranties of the LIPO Entities contained in this Agreement and in the Reorganization Agreement shall be true and correct in all material respects as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of a specified date which is earlier than the date of this Agreement, in which event such representations and warranties shall be true and correct in all material respects as of such earlier specified date, or except as affected by transactions contemplated or permitted by this Agreement or otherwise consented to by Lululemon).
The Lululemon Entities may not rely on the failure to satisfy any of the above conditions precedent as a basis for a non-compliance by them with their obligations under this Agreement if the condition precedent would have been satisfied but for a material default by the Lululemon Entities in complying with their obligations hereunder.
5.3 Additional Conditions Precedent to the Obligations of LIPO Entities.
The obligations of the LIPO Entities to complete the transactions contemplated by this Agreement shall also be subject to the following conditions precedent (each of which is for the exclusive benefit of the LIPO Entities and may be waived by the LIPO Entities and any one or more of which, if not satisfied or waived, will relieve the LIPO Entities of any obligation under this Agreement):
(a)	all covenants and agreements of each of the Lululemon Entities under this Agreement and the Reorganization Agreement to be performed on or before the Effective Date shall have been duly performed and observed by the applicable Lululemon Entities in all material respects;

(b)	all representations and warranties of each of the Lululemon Entities contained in this Agreement and in the Reorganization Agreement shall be true and correct in all material respects as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of a specified date which is earlier than the date of this Agreement, in which event such representations and warranties shall be true and correct in all material respects as of such earlier specified date, or except as affected by transactions contemplated or permitted by this Agreement or otherwise consented to by the LIPO Entities); and

(c)	the board of directors of each of the Lululemon Entities shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by the Lululemon Entities to permit the consummation of the Arrangement and the issue of the Lululemon Common Shares, Exchangeable Shares and other securities contemplated thereby and the issue of Lululemon upon the exchange from time to time of the Exchangeable Shares.
The LIPO Entities may not rely on the failure to satisfy any of the above conditions precedent as a basis for noncompliance by the LIPO Entities with their respective obligations under this Agreement if the condition precedent would have been satisfied but for a material default by one or more of the LIPO Entities in complying with their obligations hereunder.

5.4 Satisfaction of Conditions.
The conditions precedent set out in Sections 5.1, 5.2 and 5.3 shall be conclusively deemed to have been satisfied, waived or released when, Lululemon, on behalf of the Lululemon Entities, and the LIPO Entities have executed a joint notice that the conditions precedent set out in Sections 5.1, 5.2 and 5.3 have been satisfied, waived or released and setting out the Effective Date.
ARTICLE 6
AMENDMENT AND TERMINATION
6.1 Amendment.
This Agreement may, at any time and from time to time before or after the holding of the Meetings but not later than the Effective Date, be amended by mutual written agreement of the parties hereto provided, however, that any such change, waiver or modification does not invalidate any required approval of the securityholders of the LIPO Entities to the Arrangement.
6.2 Mutual Understanding Regarding Amendments
(a)	The parties will continue, from and after the date hereof and through and including the Effective Date, to use their respective reasonable efforts to maximize present and future financial and tax planning opportunities for the holders of LIPO Canada Securities and LIPO USA Securities and for Lululemon and for the LIPO Entities, as and to the extent that the same shall not prejudice any party or its security holders. The parties will ensure that such planning activities do not impede the progress or timing of the Arrangement in any material way.

(b)	The parties agree that if the Lululemon Entities or LIPO Entities, as the case may be, propose any amendment or amendments to this Agreement or to the Plan of Arrangement, the other will act reasonably in considering such amendment and if the other and its security holders are not prejudiced by reason of any such amendment the other will co-operate in a reasonable fashion with the Lululemon Entities or LIPO Entities, as the case may be, so that such amendment can be effected subject to applicable laws and the rights of the security holders.
6.3 Termination.
(a)	If any condition contained in Sections 5.1 or 5.2 is not satisfied on or before the Effective Date, to the satisfaction of the Lululemon Entities, then Lululemon on behalf of the Lululemon Entities may by notice to the LIPO Entities terminate this Agreement and the obligations of the parties hereunder except as otherwise herein provided, but without detracting from the rights of the Lululemon Entities arising from any breach by the LIPO Entities but for which the condition would have been satisfied.

(b)	If any condition contained in Sections 5.1 or 5.3 is not satisfied on or before the Effective Date to the satisfaction of the LIPO Entities, then the LIPO Entities may by notice to Lululemon on behalf of the Lululemon Entities terminate this Agreement and the obligations of the parties hereunder except as otherwise herein provided, but without detracting from the rights of the LIPO Entities arising from any breach by the Lululemon Entities but for which the condition would have been satisfied.

(c)	This Agreement will automatically terminate without further act or formality by any part in the event that the Reorganization Agreement is terminated.

(d)	If this Agreement is terminated in accordance with the foregoing provisions of this Section 6.3, no party shall have any further liability to perform its obligations hereunder.
ARTICLE 7
GENERAL
7.1 Notices.
All notices and other communications which may or are required to be given pursuant to any provision of this Agreement shall be given or made in the manner and to the addresses set out in the Reorganization Agreement.
7.2 Assignment.
No party hereto may assign its rights or obligations under this Agreement or the Arrangement.
7.3 Binding Effect.
This Agreement and the Arrangement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors.
7.4 Waiver and Modification.
The parties hereto may waive or consent to the modification of, in whole or in part, any inaccuracy of any representation or warranty made to them hereunder or in any document to be delivered pursuant hereto and may waive or consent to the modification of any of the covenants herein contained for their respective benefit or waiver or consent to the modification of any of the obligations of the other parties hereto. Any waiver or consent to the modification of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting such waiver or consent.
7.5 Further Assurances.
Each party hereto shall, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and things and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

7.6 Expenses.
All out-of-pocket expenses of the parties relating to the Arrangement and the transactions contemplated hereby, shall be paid by Lululemon.
7.7 Governing Laws.
This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract.
7.8 Counterparts.
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

LULULEMON ATHLETICA INC

By:	/s/ John Currie

LIPO INVESTMENTS (CANADA) INC.

By:	/s/ Dennis Wilson

LIPO INVESTMENTS (USA) INC.

By:	/s/ Dennis Wilson

LULULEMON CALLCO ULC

By:	/s/ Robert Meers

LULULEMON CANADIAN HOLDING INC.

By:	/s/ Dennis Wilson

EXHIBIT A
ARRANGEMENT RESOLUTIONS
SPECIAL RESOLUTION OF
THE SHAREHOLDERS AND OPTIONHOLDERS
(EACH VOTING SEPARATELY AS A CLASS)
OF LIPO INVESTMENTS (CANADA) INC.
BE IT RESOLVED THAT:
1.     The arrangement (the “Arrangement”) under Part 9, Division 5 of the Business Corporations Act (British Columbia) involving LIPO Investments (Canada) Inc. (“the Company”), as more particularly described and set forth in the Information Circular of the Company accompanying the notice of this meeting (as the Arrangement may be modified or amended), is hereby authorized, approved and adopted.
2.     The Plan of Arrangement (the “Plan of Arrangement”) involving the Company, the full text of which is set out as Exhibit B to the Arrangement Agreement made as of April 26, 2007 among Lululemon Corp., the Company, LIPO Investments (USA) Inc. and certain others (the “Arrangement Agreement”) (as the Plan of Arrangement may be or may have been amended), is hereby approved and adopted.
3.     Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders and optionholders of the Company or that the Arrangement has been approved by the Supreme Court of British Columbia, the directors of the Company are hereby authorized and empowered (i) to amend the Arrangement Agreement, or the Plan of Arrangement to the extent permitted by the Arrangement Agreement, and (ii) not to proceed with the Arrangement without further approval of the shareholders and optionholders of the Company, but only if the Arrangement Agreement is terminated in accordance with Article 6 thereof.
4.     Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such termination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

SPECIAL RESOLUTION OF
THE SHAREHOLDERS AND OPTIONHOLDERS
(EACH VOTING SEPARATELY AS A CLASS)
OF LIPO INVESTMENTS (USA) INC.
BE IT RESOLVED THAT:
1.     The arrangement (the “Arrangement”) under Part 9, Division 5 of the Business Corporations Act (British Columbia) involving LIPO Investments (USA) Inc. (“the Company”), as more particularly described and set forth in the Information Circular of the Company accompanying the notice of this meeting (as the Arrangement may be modified or amended), is hereby authorized, approved and adopted.
2.     The Plan of Arrangement (the “Plan of Arrangement”) involving the Company, the full text of which is set out as Exhibit B to the Arrangement Agreement made as of April 26, 2007 among Lululemon Corp., the Company, LIPO Investments (Canada) Inc. and certain others (the “Arrangement Agreement”) (as the Plan of Arrangement may be or may have been amended), is hereby approved and adopted.
3.     Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders and optionholders of the Company or that the Arrangement has been approved by the Supreme Court of British Columbia, the directors of the Company are hereby authorized and empowered (i) to amend the Arrangement Agreement, or the Plan of Arrangement to the extent permitted by the Arrangement Agreement, and (ii) not to proceed with the Arrangement without further approval of the shareholders and optionholders of the Company, but only if the Arrangement Agreement is terminated in accordance with Article 6 thereof.
4.     Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such termination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

SCHEDULE A
PLAN OF ARRANGEMENT UNDER THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)
ARTICLE 1
INTERPRETATION
1.1 Definitions. In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:
“Affiliate” has the meaning set out in Section 2 of the BCA;

“Ancillary Rights” has the meaning set out in Section 2.3(j);

“Arrangement” means the arrangement under Division 5, Part 9 of the BCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Article 6 of the Arrangement Agreement or Article 6 hereof or made at the direction of the Court in the Final Order;

“Arrangement Agreement ” means the amended and restated arrangement agreement made as of June 18, 2007 among Lululemon, Exchangeco, Callco, LIPO Canada and LIPO USA, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;

“Arrangement Resolutions” means the special resolutions passed by the holders of the LIPO Canada Shares and LIPO Canada Options at the LIPO Canada Meeting and the special resolutions passed by the holders of the LIPO USA Shares and LIPO USA Options at the LIPO USA Meeting;

“BCA” means the Business Corporations Act (British Columbia) as amended;

“Business Day” means any day on which commercial banks are open for business in Vancouver, British Columbia, other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada;

“Canadian Resident” means a person who is not a non-resident of Canada for purposes of the ITA;

“Callco” means Lululemon Callco ULC, an unlimited liability company existing under the laws of the Province of Alberta and a direct wholly owned subsidiary of Lululemon;

“Circular” means the notice of the Meetings and accompanying circular to be sent to holders of LIPO Canada Securities and LIPO USA Securities in connection with the Meetings;

“Court” means the Supreme Court of British Columbia;

“Current Market Price” has the meaning assigned in the Exchangeable Share Provisions;

“Dissent Procedures” has the meaning assigned in Section 3.1;

“Dissenting Shareholder” means a registered holder of LIPO Canada Shares or LIPO USA Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Procedures;

“Dividend Amount” has the meaning assigned in Section 5.1(a);

“Effective Date” means the date following the grant of the Final Order on which the parties to the Arrangement Agreement agree that the conditions set forth in Article 5 of the Arrangement Agreement have been satisfied or waived (or on such other date as the parties may agree);

“Effective Time” means the time on the Effective Date as specified in writing executed by each of the parties to the Arrangement Agreement;

“Election Deadline” means 5:00 p.m. (Pacific time) on the date which is one Business Day before the Meeting Date;

“Exchangeco” means Lulu Canadian Holding, Inc., a company existing under the laws of the Province of British Columbia, which is a wholly owned subsidiary of Lululemon;

“Exchange Ratio” means the number of Exchangeable Shares or Lululemon Common Shares issuable in exchange for one LIPO Canada Share, which number shall be equal to the LIPO Canada Amount divided by the number of LIPO Canada Shares issued and outstanding, after giving effect to the steps contemplated in Sections 2.3(a) to (c);

“Exchange Trust Agreement” means the Exchange Trust Agreement among Lululemon, Exchangeco and the Trustee, to be entered into in connection with this Plan of Arrangement, substantially in the form and content of Exhibit C annexed to the Reorganization Agreement, with such changes thereto as the parties, thereto acting reasonably, may agree, in accordance with the terms thereof;

“Exchangeable Elected Share” means any LIPO Canada Share that the holder shall have elected, by written notice to Exchangeco no later than the Election Deadline, to transfer to LIPO Canada under the Arrangement for Exchangeable Shares, or that is deemed to be an Exchangeable Elected Share pursuant to Section 2.3(k);

“Exchangeable Share” means a share in the class of non-voting exchangeable shares in the capital of Exchangeco;

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be substantially in the form and content of Appendix 1 hereto;

“Fair Market Value” (i) of a LIPO Canada Share, means the quotient obtained by dividing (A) an amount equal to the LIPO Canada Amount multiplied by the IPO Price and divided by the total number of LIPO Canada Shares issued and outstanding on the applicable date (without giving effect to the exercise of any LIPO Canada Options), and (ii) of a LIPO USA Share means an amount equal to the IPO Price multiplied by the number of Lululemon Common Shares to be received by LIPO USA pursuant to the Reorganization Agreement and divided by the total number of LIPO USA Shares issued and outstanding of the applicable date;

“Final Order” means the final order of the Court approving the Arrangement, granted pursuant to Section 291(4) of the BCA, as such order may be amended at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

“Forfeitable Shares” means those LIPO Canada Shares which are designated as “forfeitable” in accordance with the terms of the LIPO Canada Option Plan and the terms of the options with respect to which such shares were initially issued;

“Forfeitable Share Trust Declaration” means the declaration of trust pursuant to which Dennis Wilson will hold the Exchangeable Shares issued in exchange for Forfeitable Shares, together with the associated Special Voting Shares as trustee on behalf of the beneficial holders thereof, substantially in the form and content of Exhibit C annexed to the Arrangement Agreement, with such changes thereto as may be made, from time to time, in accordance with its terms;

“holder” means, when used with reference to any LIPO Canada Securities or LIPO USA Securities, the holder of such securities shown from time to time on the applicable securities register maintained by or on behalf of LIPO Canada or LIPO USA, as the case may be in respect of such securities and, when used with reference to any Exchangeable Shares, means the holder of such Exchangeable Shares shown from time to time on the securities register maintained by or on behalf of Exchangeco in respect of such Exchangeable Shares;

“Interim Order” means the interim order of the Court made in connection with the process for obtaining securityholder approval of the Arrangement and related matters;

“IPO Price” means the price per share at which Lululemon Common Shares are sold to the public pursuant to Lululemon’s initial public offering, provided that if such price is expressed in United States dollars, “IPO Price” shall mean the Canadian dollar equivalent of the price at which Lululemon Common Shares are sold to the public pursuant to Lululemon’s initial public offering, determined based on the noon spot exchange rate on the Effective Date for Canadian dollars as reported by the Federal Reserve Bank of New York;

“ITA” means the Income Tax Act (Canada);

“LIPO Canada” means LIPO Investments (Canada) Inc., a company existing under the laws of the Province of British Columbia;

“LIPO CANADA Amount” means the aggregate number of Lululemon Common Shares and Exchangeable Shares issuable in exchange for the LIPO CANADA SHARES hereunder, determined in accordance with the Reorganization Agreement;

“LIPO Canada Meeting” means the extraordinary general meeting of the holders of LIPO Canada Shares and LIPO Canada Options (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider and, if deemed advisable, approve the Arrangement;

“LIPO Canada Option” means a Class B option to purchase LIPO Canada Shares granted under the LIPO Canada Option Plan and being outstanding and unexercised on the Effective Date;

“LIPO Canada Option Plan” means the LIPO Canada stock option plan approved by the board of directors of LIPO Canada on December 1, 2005;

“LIPO Canada Securities” means the LIPO Canada Shares and the LIPO Canada Options, collectively;

“LIPO Canada Shares” means the outstanding Common Shares without par value in the authorized share structure of LIPO Canada;

“LIPO USA” means LIPO Investments (USA) Inc., a company existing under the laws of the Province of British Columbia;

“LIPO USA Meeting” means the extraordinary general meeting of the holders of LIPO USA Shares and LIPO USA Options (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider and, if deemed advisable, approve the Arrangement;

“LIPO USA Option” means a Class B option to purchase LIPO USA Shares granted under the LIPO USA Option Plan and being outstanding and unexercised on the Effective Date;

“LIPO USA Option Plan” means the LIPO USA stock option plan approved by the board of directors of LIPO USA on December 1, 2005;

“LIPO USA Securities” means the LIPO USA Shares and the LIPO USA Options, collectively;

“LIPO USA Shares” means the outstanding Common Shares without par value in the authorized share structure of LIPO USA;

“Liquidation Call Purchase Price” has the meaning assigned in Section 5.1(a);

“Liquidation Call Right” has the meaning assigned in Section 5.1(a);

“Liquidation Date” has the meaning assigned in the Exchangeable Share Provisions;

“Lululemon” means lululemon athletica inc., a corporation existing under the laws of the State of Delaware;

“Lululemon Common Share” means a share of common stock, par value U.S. $0.01, in the capital of Lululemon and any other securities into which such share may be changed;

“Lululemon Control Transaction” has the meaning assigned in the Exchangeable Share Provisions;

“Lululemon Elected Share” means any LIPO Canada Share that the holder shall have elected, by written notice to Exchangeco no later than the Election Deadline, to transfer to Lululemon under the Arrangement for Lululemon Common Shares

“Meeting Date” means the date of the Meetings;

“Meetings” means the LIPO Canada Meeting and the LIPO USA Meeting;

“Non-Forfeitable Shares” means all LIPO Canada Shares not designated as Forfeitable Shares;

“Person” includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, company, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status;

“Redemption Call Purchase Price” has the meaning assigned in Section 5.2(a);

“Redemption Call Right” has the meaning assigned in Section 5.2(a);

“Redemption Date” has the meaning assigned in the Exchangeable Share Provisions;

“Reorganization Agreement” means the Agreement and Plan of Reorganization dated April 26, 2007 by and among Lululemon, Exchangeco, LIPO Canada, LIPO USA and certain other parties, as amended, supplemented and/or restated in accordance there with prior to effective date;

“Replacement Option” has the meaning assigned in Section 2.3(b);

“Special Voting Shares” means the shares of special voting stock, with a par value of $0.00001, in the capital of Lululemon and other securities into which such shares may be changed;

“Transfer Agent” means Computershare Investor Services Inc. or such other Person as may from time to time be appointed by Exchangeco as the registrar and transfer agent for the Exchangeable Shares;

“Trustee” means Computershare Trust Company of Canada, in its capacity as trustee under the Exchange Trust Agreement, and includes any successor trustee appointed thereunder; and

“Vested LIPO Canada Option” means that part of a LIPO Canada Option which is exercisable, as of the Effective Date, in accordance with the terms of such option and the LIPO Canada Option Plan.
1.2 Sections and Headings.
The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an exhibit refers to the specified section of or exhibit to this Plan of Arrangement.

1.3 Number, Gender and Persons.
In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa and words importing any gender include all genders.
1.4 Date for any Action.
If any date on which any action is required to be taken under this Plan of Arrangement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.
ARTICLE 2
ARRANGEMENT
2.1 Arrangement Agreement.
This Plan of Arrangement is made pursuant to, is subject to the provisions of and forms a part of the Arrangement Agreement.
2.2 Binding Effect.
This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) LIPO Canada and LIPO USA, (ii) Lululemon, Callco and Exchangeco, (iii) all holders of LIPO Canada Shares and LIPO USA Shares, (iv) all holders and all beneficial holders of Exchangeable Shares, and (v) all holders of LIPO Canada Options and LIPO USA Options.
2.3 Arrangement.
Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order and be effective at the time stated, in each case without any further act or formality:

(a)	at the Effective Time, the terms of the LIPO Canada Option Plan and the LIPO USA Option Plan shall be amended to read as set forth in the respective amended and restated option plans attached as Appendices 2 and 3 hereto, respectively;

(b)	five minutes following the step contemplated in Section 2.3(a), each Vested LIPO Canada Option will be exchanged by the holder thereof for an option (a “Replacement Option”) to purchase such number of LIPO Canada Shares as is equal to the quotient obtained by dividing (i) the difference of the aggregate Fair Market Value of the LIPO Canada Shares subject thereto, less the aggregate exercise price thereof, by (ii) the aggregate Fair Market Value of one LIPO Canada Share. Such Replacement Option will provide for an exercise price equal to $0.0001 per share, rounded up to the nearest whole $0.01. The term to expiry, conditions to and manner of exercise, vesting schedule and other terms and conditions of each of the Replacement Options shall be the same as the terms and conditions of the original LIPO Canada Option for which it is exchanged;

(c)	at the time of the step contemplated in Section 2.3(b), each Replacement Option will be immediately exercised for the number of LIPO Canada Shares set out therein and the exercise price in respect thereof shall be released to LIPO Canada;

(d)	at the time of the step contemplated in Section 2.3(b), each LIPO Canada Option or part thereof which is not a Vested LIPO Canada Option will be exchanged by the holder thereof with LIPO USA for an option to purchase such number of LIPO USA Shares as is equal to the quotient obtained by dividing (i) the difference of the aggregate Fair Market Value of the LIPO Canada Shares subject thereto less the aggregate exercise price thereof, by (ii) the difference of the Fair Market Value of one LIPO USA Share less $0.01. Such option will provide for an exercise price per LIPO USA Share equal to $0.01 per share. The term to expiry, conditions to and manner of exercise, vesting schedule and other terms and conditions of each such option shall be the same as the terms and conditions of the LIPO Canada Option for which it is exchanged;

(e)	five minutes following the step contemplated in Section 2.3(c), all LIPO Canada Options described in Section 2.3(d) will be cancelled for no consideration;

(f)	five minutes following the step contemplated in Section 2.3(e), each Non-Forfeitable Share will be transferred from the registered owner thereof to the beneficial owner thereof as identified in the securities register of LIPO Canada, and the name of such registered holder will be removed from the register of holders of LIPO Canada and such beneficial holders will be recorded as the sole registered holders thereof;

(g)	five minutes following the step contemplated in Section 2.3(f), the LIPO Canada Shares and the LIPO USA Shares held by Dissenting Shareholders in respect of which such Dissenting Shareholders have exercised rights of dissent pursuant to the Dissent Procedures and have not withdrawn their notice of dissent will be deemed to have been transferred to LIPO Canada or LIPO USA, as applicable, and such holders will cease to have any rights as shareholders other than the right to be paid the fair value of their LIPO Canada Shares and their LIPO USA Shares as set out in Section 3.1;

(h)	five minutes following the step contemplated in Section 2.3(g), each Lululemon Elected Share will be transferred by the holder thereof to Lululemon in exchange for that number of fully paid and non-assessable Lululemon Common Shares equal to the Exchange Ratio and the name of each such holder will be removed from the register of holders of LIPO Canada Shares and added to the register of holders of Lululemon Common Shares, and Lululemon will be recorded as the registered holder of such LIPO Canada Shares so exchanged and will be deemed to be the legal and beneficial owner thereof;

(i)	at the time contemplated in Section 2.3(h), each Exchangeable Elected Share will be transferred by the holder thereof to Exchangeco in exchange for (i) that number of fully paid and non-assessable Exchangeable Shares equal to the Exchange Ratio and the name of each such holder will be removed from the register of holders of LIPO Canada Shares and added to the register of holders of Exchangeable Shares and Exchangeco will be recorded as the registered holder of such LIPO Canada Shares so exchanged and will be deemed to be the legal and beneficial owner thereof and all such Exchangeable Shares issued in exchange for

Forfeitable Shares will be issued subject to, and will be governed by, the Forfeitable Share Trust Declaration;

(j)	at the time contemplated in Section 2.3(h), the rights under the Exchange Trust Agreement (the “Ancillary Rights”) corresponding to the Exchangeable Shares issued pursuant to Section 2.3(i) will be transferred to the holders described in Section 2.3(i) and the holders described in Section 2.3(i) will subscribe for and will be issued that number of fully paid and non-assessable Special Voting Shares as is equivalent to the number of Exchangeable Shares issued to such holders pursuant to Section 2.3(i), and the subscription price for such Special Voting Shares and the consideration for the Ancillary Rights will be released to Lululemon, and the name of each holder will be added to the register of holders of Special Voting Shares and all such Special Voting Shares issued to holders of Forfeitable Shares will be issued subject to, and will be governed by, the Forfeitable Share Trust Declaration;

(k)	at the time contemplated in Section 2.3(h), each LIPO Canada Share in respect of which no election has been made by the holder thereof, or in respect of which an effective election has not been made (other than LIPO Canada Shares held by Dissenting Shareholders who are ultimately entitled to be paid the fair value of the LIPO Canada Shares held by them) will be deemed to be an Exchangeable Elected Share and will be transferred by the holder thereof to Exchangeco in exchange for that number of fully paid and non-assessable Exchangeable Shares equal to the Exchange Ratio and the name of each such holder will be removed from the register of holders of LIPO Canada Shares and added to the register of holders of Exchangeable Shares, and Exchangeco will be recorded as the registered holder of such LIPO Canada Shares so exchanged and will be deemed to be the legal and beneficial owner thereof and all such Exchangeable Shares issued in exchange for Forfeitable Shares will be issued subject to, and will be governed by, the Forfeitable Share Trust Declaration; and

(l);	at the time contemplated in Section 2.3(h), the Ancillary Rights corresponding to the Exchangeable shares issued pursuant to Section 2.3(k) will be transferred to the holders described in Section 2.3(k) and the holders described in Section 2.3(k) will subscribe for and will be issued that number of fully paid and non-assessable Special Voting Shares as is equivalent to the number of Exchangeable Shares issued to such holders pursuant to Section 2.3(k), and the subscription price for such Special Voting Shares and the consideration for the Ancillary Rights will be released to Lululemon, and the name of each such holder will be added to the register of holders of Special Voting Shares and all such Special Voting Shares issued to holders of Forfeitable Shares will be issued subject to, and will be governed by, the Forfeitable Share Trust Declaration.

2.4 Elections
(a)	Each Person who, at or prior to the Election Deadline, is a holder of record of LIPO Canada Shares, will be entitled, with respect to all or a portion of such shares, to make an election at or prior to the Election Deadline to receive Exchangeable Shares or Lululemon Common Shares, or a combination thereof, in exchange for such holder’s LIPO Canada Shares, on the basis set forth herein.

(b)	Holders of LIPO Canada Shares who are Canadian Residents, other than any such holder who is exempt from tax under the ITA, and who have elected to receive Exchangeable Shares shall be entitled to make an income tax election pursuant to subsection 85(1) of the ITA or, if the holder is a partnership, subsection 85(2) of the ITA (and in each case, where applicable, the analogous provisions of provincial income tax law) with respect to the transfer of their LIPO Canada Shares to Exchangeco by providing two signed copies of the necessary election forms to Exchangeco within 90 days following the Effective Date, duly completed with the details of the number of shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms complying with the provisions of the ITA (or applicable provincial income tax law), the forms will be signed by Exchangeco and returned to such former holders of LIPO Canada Shares within 30 days after the receipt thereof by Exchangeco for filing with the Canada Revenue Agency (or the applicable provincial taxing authority). Exchangeco will not be responsible for the proper completion of any election form and, except for Exchangeco’s obligation to sign and return duly completed election forms which are received by Exchangeco within 90 days of the Effective Date, within 30 days after the receipt thereof by Exchangeco, Exchangeco will not be responsible for any taxes, interest or penalties resulting from the failure by a holder of LIPO Canada Shares to properly complete or file the election forms in the form and manner and within the time prescribed by the ITA (or any applicable provincial legislation). In its sole discretion, Exchangeco may choose to sign and return an election form received by Exchangeco more than 90 days following the Effective Date, but Exchangeco will have no obligation to do so.
2.5 Adjustments to Exchange Ratio.
The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Lululemon Common Shares or LIPO Canada Shares), reorganization, recapitalization or other like change with respect to Lululemon Common Shares or LIPO Canada Shares occurring after the date of the Arrangement Agreement and prior to the Effective Time.
ARTICLE 3
RIGHTS OF DISSENT
3.1 Rights of Dissent.
Holders of LIPO Canada Shares or LIPO USA Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in Sections 237 to 247 of the BCA and this Section 3.1 (the “Dissent Procedures”) in connection with the Arrangement; provided that, notwithstanding subsection 242(a) of the BCA, the written objection to the Arrangement Resolution referred to in subsection 242(a) of the BCA must be received by LIPO Canada or LIPO USA (as applicable) not later than 5:00 p.m. (Vancouver time) on the last Business Day preceding the Meeting Date. Holders of LIPO Canada Shares or LIPO USA Shares who duly exercise such rights of dissent and who:
(a)	are ultimately entitled to be paid fair value for such shares in respect of which they have exercised rights of dissent shall be deemed to have irrevocably transferred such shares to LIPO Canada or LIPO USA, as applicable, pursuant to Section 2.3(g); or

(b)	are ultimately not entitled, for any reason, to be paid fair value for their LIPO Canada Shares or LIPO USA Shares shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of LIPO Canada Shares or LIPO USA Shares, as applicable and shall, in the case of a holder of LIPO Canada shares, receive Exchangeable Shares on the basis determined in accordance with Section 2.3(i), but in no case shall Lululemon, Exchangeco, Callco, LIPO Canada, LIPO USA or any other Person be required to recognize such holders as holders of LIPO Canada Shares or LIPO USA Shares after the Effective Time, and the names of such holders of LIPO Canada Shares or LIPO USA Shares shall be deleted from the applicable registers of holders at the Effective Time.
ARTICLE 4
CERTIFICATES AND FRACTIONAL SHARES
4.1 Issuance of Certificates Representing Exchangeable Shares.
Where a holder has elected in accordance with Article 2 to receive Exchangeable Shares in exchange for such holder’s LIPO Canada Shares, Exchangeco shall, as soon as practicable following the later of the Effective Date and the surrender to LIPO Canada for cancellation of certificates representing such holder’s LIPO Canada Shares, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificates under the BCA and the articles of LIPO Canada and such additional documents and instruments as Exchangeco may reasonably require including all such documents or certificates as Exchangeco may reasonably require to ensure compliance with applicable US securities laws, deliver to such holder a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.3) and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of LIPO Canada Shares that are or are deemed to be Exchangeable Elected Shares which is not registered in the transfer records of LIPO Canada, a certificate representing the proper number of Exchangeable Shares may be issued to the transferee if the certificate representing such LIPO Canada Shares is presented to Exchangeco, accompanied by all documents required to evidence and effect such transfer to the transferee. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Effective Time represented LIPO Canada Shares that are or are deemed to be Exchangeable Elected Shares shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing Exchangeable Shares as contemplated by this Section 4.1; (ii) the Ancillary Rights; and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by Section 4.3.
4.2 Exchange of Certificates for Lululemon Common Shares.
Where a holder has elected or is deemed to have elected in accordance with Article 2 to receive Lululemon Common Shares in exchange for such holder’s LIPO Canada Shares, Lululemon shall, as soon as practicable following the later of the Effective Date and the surrender to LIPO Canada for cancellation of certificates representing such holder’s LIPO Canada Shares, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificates under the BCA and the articles of LIPO Canada and such additional documents and instruments as Lululemon may reasonably require (including all such documents or certificates as Lululemon may reasonably require to ensure compliance with applicable US securities laws), deliver to such holder that number (rounded down to the nearest whole number) of Lululemon Common Shares (which delivery may be in the form of certificates or in book-entry form through the direct registration system) which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.3) and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of LIPO Canada Shares that are or are deemed to be Lululemon Elected Shares which is not registered in the transfer records of LIPO Canada, a certificate representing the proper number of Lululemon Common Shares may be issued to the transferee if the certificate representing such LIPO Canada Shares is presented to Lululemon, accompanied by all documents required to evidence and effect such transfer to the transferee. Until surrendered as contemplated by this Section 4.2, each certificate which immediately prior to the Effective Time represented one or more outstanding LIPO Canada Shares that are Lululemon Elected Shares shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing Lululemon Common Shares as contemplated by this Section 4.2, and (ii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Lululemon Common Shares as contemplated by Section 4.3.
4.3 Distributions with Respect to Unsurrendered Certificates.
No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares or Lululemon Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding LIPO Canada Shares that were exchanged pursuant to Section 2.3, unless and until the holder of record of such certificate shall surrender such certificate in accordance with Section 4.1 or 4.2.

Subject to applicable law, at the time of such surrender of any such certificate (or in the case of clause (ii) below, at the appropriate payment date), there shall be paid to the holder of record of the certificates representing whole LIPO Canada Shares, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Exchangeable Share or Lululemon Common Share, as the case may be, and (ii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Exchangeable Share or Lululemon Common Share, as the case may be.
4.4 No Fractional Shares.
No certificates or scrip representing fractional Exchangeable Shares or fractional Lululemon Common Shares shall be issued upon the surrender for exchange of certificates pursuant to Section 4.1 and 4.2 and no dividend, stock split or other change in the capital structure of Exchangeco or Lululemon shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of Exchangeco or Lululemon, as the case may be. The aggregate number of Exchangeable Shares and the aggregate number of Lululemon Common Shares for which no certificates are issued as a result of the foregoing provisions of this Section 4.4 shall be deemed to have been surrendered by the owners thereof to Exchangeco for no additional consideration at the Effective Time.
4.5 Lost Certificates.
In the event any certificate which immediately prior to the Effective Time represented one or more outstanding LIPO Canada Shares that were exchanged pursuant to Section 2.3 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, Exchangeco or Lululemon as the case may be will issue in exchange for such lost, stolen or destroyed certificate, cash and/or one or more certificates representing one or more Exchangeable Shares or Lululemon Common Shares (and any dividends or distributions with respect thereto) deliverable in respect thereof. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom certificates representing Exchangeable Shares or Lululemon Common Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Exchangeco or Lululemon, as the case may be, and their respective transfer agents in such sum as Exchangeco or Lululemon, as the case may be, may direct or otherwise indemnify Exchangeco or Lululemon, as the case may be, in a manner satisfactory to Exchangeco or Lululemon, as the case may be, against any claim that may be made against Exchangeco or Lululemon, as the case may be, with respect to the certificate alleged to have been lost, stolen or destroyed.
4.6 Extinction of Rights.
Any certificate which immediately prior to the Effective Time represented outstanding LIPO Canada Shares that were exchanged pursuant to Section 2.3 and not deposited, with all other instruments required by Section 4.1 or 4.2, on or prior to the third anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of Exchangeco or Lululemon. On such date, the Exchangeable Shares or Lululemon Common Shares to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to Exchangeco or Lululemon, as the case may be, together with all entitlements to dividends, distributions and interest thereon held for such former registered holder. None of Lululemon, Exchangeco, Callco or LIPO Canada shall be liable to any person in respect of any Lululemon Common Shares or Exchangeable Shares (or dividends, distributions and interest in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

4.7 Withholding and Sale Rights.
Each of Exchangeco, Callco, Lululemon and LIPO USA shall be entitled to deduct and withhold from (i) any Lululemon Common Shares, Exchangeable Shares, LIPO USA Options or other consideration otherwise issuable or payable pursuant to this Plan of Arrangement to any holder of LIPO Canada Shares who is not a Canadian Resident, or (ii) any dividend or consideration otherwise payable to any holder of LIPO Canada Shares, Lululemon Common Shares or Exchangeable Shares, such amounts as Exchangeco, Callco, Lululemon or LIPO USA, respectively, is required to deduct and withhold with respect to such issuance or payment, as the case may be, under the ITA, the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended. To the extent that the amount so required to be deducted or withheld from the Lululemon Common Shares, dividends or consideration otherwise issuable or payable to a holder exceeds the cash portion of the consideration otherwise payable to such holder, each of Exchangeco, Callco, Lululemon and LIPO USA is hereby authorized to sell or otherwise dispose of, at such times and at such prices as it determines, in its sole discretion, such portion of the Lululemon Common Shares, Exchangeable Shares, LIPO USA Options or other non-cash consideration otherwise issuable or payable to such holder as is necessary to provide sufficient funds to Exchangeco, Callco, Lululemon or LIPO USA, as the case may be, to enable it to comply with such deduction or withholding requirement, and shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale or disposition (after deducting applicable sale commissions and any other reasonable expenses relating thereto) in lieu of the Lululemon Common Shares or other consideration so sold or disposed of. To the extent that amounts are so withheld or Lululemon Common Shares , Exchangeable Shares, LIPO USA Options or other consideration are so sold or disposed of, such withheld amounts, or shares or other consideration so sold or disposed of, shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction, withholding, sale or disposition was made, provided that such withheld amounts, or the net proceeds of such sale or disposition, as the case may be, are actually remitted to the appropriate taxing authority. None of Exchangeco, Callco, Lululemon or LIPO USA shall be obligated to seek or obtain a minimum price for any of the Lululemon Common Shares or other consideration sold or disposed of by it hereunder, nor shall any of them be liable for any loss arising out of any such sale or disposition.
ARTICLE 5
CERTAIN RIGHTS OF CALLCO TO ACQUIRE EXCHANGEABLE SHARES
5.1 Callco Liquidation Call Right
(a)	Callco shall have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Exchangeco pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is an Affiliate of Lululemon) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco of an amount per share (the “Liquidation Call Purchase Price”) equal to the Current Market Price of a Lululemon Common Share on the last Business Day prior to the Liquidation Date, which, if such right is exercised, shall be satisfied in full by Callco causing to be delivered to such holder one Lululemon Common Share, plus, to the extent not paid by Exchangeco, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of purchase by Callco (the “Dividend Amount”).

(b)	To exercise the Liquidation Call Right, Callco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and Exchangeco of Callco’s intention to exercise such right at least 45 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Exchangeco and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Exchangeco. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Liquidation Call Right, then on the Liquidation Date Callco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

(c)	For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Callco shall deposit with the Transfer Agent, on or before the Liquidation Date, the aggregate number of Lululemon Common Shares deliverable by Callco (which delivery may be in the form of certificates or in book-entry form through the direct registration system) and a cheque or cheques of Callco payable upon presentation at any branch of the bankers of Callco representing the aggregate Dividend Amount in payment of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to Section 4.7 hereof. Provided that Callco has complied with the immediately preceding sentence, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving the Liquidation Call Purchase Price in respect of each Exchangeable Share held by such holder, payable by Callco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Lululemon Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCA and the articles of Exchangeco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder, the Lululemon Common Shares to which the holder is entitled (which delivery may be in the form of certificates or in book-entry form through the direct registration system) and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to Section 4.7 hereof. If Callco does not exercise the Liquidation Call Right in the manner described above or if Callco exercises the Liquidation Call Right but fails to complete such transaction in accordance with the requirements set out in this Section 5.1, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by Exchangeco in connection with the liquidation, dissolution or winding-up of Exchangeco pursuant to Article 5 of the Exchangeable Share Provisions.

5.2 Callco Redemption Call Right.
Callco shall have the rights contained in the Exchangeable Share Provisions, including, without limitation, the Retraction Call Right (as defined in the Exchangeable Share Provisions). In addition, Callco shall have the following rights in respect of the Exchangeable Shares:
(a)	Callco shall have the overriding right (the “Redemption Call Right”), notwithstanding the proposed redemption of the Exchangeable Shares by Exchangeco pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is an Affiliate of Lululemon) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco to each holder of an amount per Exchangeable Share (the “Redemption Call Purchase Price”) equal to the Current Market Price of a Lululemon Common Share on the last Business Day prior to the Redemption Date, which shall be satisfied in full by Callco causing to be delivered to such holder one Lululemon Common Share, plus the Dividend Amount. In the event of the exercise of the Redemption Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Callco on the Redemption Date on payment by Callco to the holder of the Redemption Call Purchase Price for each such share, and Exchangeco shall have no obligation to redeem, or to pay any Dividend Amount in respect of, such shares so purchased by Callco.

(b)	To exercise the Redemption Call Right, Callco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and Exchangeco of Callco’s intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of a Lululemon Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, in which case Callco shall so notify the Transfer Agent and Exchangeco on or before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Redemption Call Right, on the Redemption Date Callco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

(c)	For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Callco shall deposit with the Transfer Agent, on or before the Redemption Date, the aggregate number of Lululemon Common Shares deliverable by Callco (which delivery may be in the form of certificates or in book-entry form through the direct registration system) and a cheque or cheques of Callco payable upon presentation at any branch of the bankers of Callco representing the aggregate Dividend Amount in payment of the total Redemption Call Purchase Price, less any amounts withheld pursuant to Section 4.7 hereof. Provided that Callco has complied with the immediately preceding sentence, on and after the Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving the Redemption Call Purchase Price in respect of each Exchangeable Share held by such holder, payable by Callco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Lululemon Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCA and the articles of Exchangeco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder, the Lululemon Common Shares to which the holder is entitled (which may be in the form of certificates or in book-entry form through the direct registration system) less any amounts withheld pursuant to Section 4.7 hereof. If Callco does not exercise the Redemption Call Right in the manner described above or if Callco exercises the Redemption Call Right but fails to complete such transaction in accordance with the requirements set out in this Section 5.2, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by Exchangeco in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.
ARTICLE 6
AMENDMENTS
6.1 LIPO Canada and LIPO USA may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification and/ or supplement must be (i) set out in writing, (ii) approved by Lululemon, (iii) filed with the Court and, if made following the Meetings, approved by the Court, and (iv) communicated to holders of LIPO Canada Securuties and LIPO USA Securities if and as required by the Court.
6.2 Any amendment, modification or supplement to this Plan of Arrangement may be proposed by LIPO Canada or LIPO USA at any time prior to the Meetings (provided that each such company and Lululemon shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Meetings (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.
6.3 Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Meetings shall be effective only if (i) it is consented to by each of LIPO Canada, LIPO USA and Lululemon, and (ii) if required by the Court, it is consented to by holders of the LIPO Canada Securities and LIPO USA Securities voting in the manner directed by the Court.
6.4 Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Lululemon, provided that it concerns a matter which, in the reasonable opinion of Lululemon, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any holder of LIPO Canada Securities or LIPO USA Securities.

ARTICLE 7
FURTHER ASSURANCES
7.1 Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done or executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out herein.

APPENDIX 1
PROVISIONS ATTACHING TO THE EXCHANGEABLE SHARES OF
LULU CANADIAN HOLDING, INC.
The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:
ARTICLE 1
INTERPRETATION
For the purposes of these share provisions:
“Arrangement” means an arrangement under Part 9, Division 5 of the BCA on the terms and subject to the conditions set out in the Plan of Arrangement, to which plan these share provisions are attached as Appendix 1, subject to any amendments or variations thereto made in accordance with Article 6 of the Arrangement Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;
“Arrangement Agreement” means the arrangement agreement made as of the 26th day of April, 2007 among Lululemon, Callco, Exchangeco, LIPO Investments (USA), Inc. and LIPO Investments (Canada), Inc., as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;
“Board of Directors” means the board of directors of the Company;
“BCA” means the Business Corporations Act (British Columbia), as amended;
“Business Day” means any day on which commercial banks are generally open for business in Vancouver, British Columbia, other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada;
“Canadian Dollar Equivalent” means in respect of an amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”) at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;
“Callco” means Lululemon Callco ULC, an unlimited liability company existing under the laws of the Province of Alberta and an indirect wholly-owned subsidiary of Lululemon;
“Callco Call Notice” has the meaning assigned in Section 6.3 of these share provisions;
“Common Shares” means the common shares in the capital of the Company;
“Company” means Lulu Canadian Holding, Inc., a company existing under the laws of the Province of British Columbia and a wholly-owned subsidiary of Lululemon;

“Court” means the Supreme Court of British Columbia;
“Current Market Price” means, in respect of a Lululemon Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of Lululemon Common Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on the NASDAQ, or, if the Lululemon Common Shares are not then listed on the NASDAQ, on such other stock exchange or automated quotation system on which the Lululemon Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Lululemon Common Shares during such period does not create a market which reflects the fair market value of a Lululemon Common Share, then the Current Market Price of a Lululemon Common Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;
“Dividend Amount” means an amount equal to and in satisfaction of all declared and unpaid dividends on each Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase of such shares by Callco or the Company, as the case may be, from such holder;
“Effective Date” means the date following the grant of the Final Order on which the parties to the Arrangement Agreement that the conditions set forth in Article 5 of the Arrangement Agreement have been satisfied or waived (or on such other date as the parties may agree);
“Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Company, other than an Exempt Exchangeable Share Voting Event;
“Exchangeable Shares” means the non-voting exchangeable shares in the capital of the Company, having the rights, privileges, restrictions and conditions set forth herein;
“Exchange Trust Agreement” means the Exchange Trust Agreement made among Lululemon, the Company and the Trustee, to be entered into in connection with the Plan of Arrangement, substantially in the form and content of Exhibit C to the Reorganization Agreement, with such changes thereto as the parties thereto, acting reasonably, may approve, in accordance with the terms thereof;
“Exempt Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Company in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the economic equivalence of the Exchangeable Shares and the Lululemon Common Shares;

“Final Order” means the order of the Court approving the Plan of Arrangement, granted pursuant to section 291(4) of the BCA, as such order may be amended at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;
“Liquidation Amount” has the meaning assigned in Section 5.1 of these share provisions;
“Liquidation Call Right” has the meaning assigned in the Plan of Arrangement;
“Liquidation Date” has the meaning assigned in Section 5.1 of these share provisions;
“Lululemon” means Lululemon Corp., a Delaware corporation;
“Lululemon Common Share” means a share of common stock, par value U.S. $0.01, in the capital of Lululemon and any other securities into which such share may be changed;
“Lululemon Control Transaction” means any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Lululemon, or any proposal to do so;
“Lululemon Dividend Declaration Date” means the date on which the board of directors of Lululemon declares any dividend on the Lululemon Common Shares;
“Lululemon Extraordinary Distribution” means any issue or distribution to the holders of all or substantially all of the outstanding Lululemon Common Shares of (a) shares or other securities of Lululemon of any class or type other than Lululemon Common Shares, (b) evidences of indebtedness of Lululemon or property or assets (other than cash) of Lululemon, or (c) shares or other securities or evidences of indebtedness or property or assets of any Person, or any proposal to carry out the same;
“NASDAQ” means the NASDAQ Global Market;
“Person” includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, company, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status;
“Plan of Arrangement” means the plan of arrangement substantially in the form and content of Exhibit B to the Arrangement Agreement and any amendments or variations thereto made in accordance with Article 6 of the Arrangement Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;
“Purchase Price” has the meaning assigned in Section 6.3 of these share provisions;
“Redemption Call Purchase Price” has the meaning assigned in the Plan of Arrangement;
“Redemption Call Right” has the meaning assigned in the Plan of Arrangement;

“Redemption Date” means the date, if any, established by the Board of Directors for the redemption by the Company of all but not less than all of the outstanding Exchangeable Shares pursuant to Section 7.1 of these share provisions, which date shall be no earlier than the date 40 years after the Effective Date, unless:
(a)	there are outstanding less than 10% of actual number of Exchangeable Shares to be issued pursuant to the Plan of Arrangement as determined at the Effective Date (other than Exchangeable Shares held by Lululemon and its subsidiaries) as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares) in respect of the Exchangeable Shares pursuant to these provisions), in which case the Board of Directors may accelerate such redemption date to such date prior to the date 40 years after the Effective Date as it may determine, upon at least 60 days’ prior written notice to the registered holders of the Exchangeable Shares and the Trustee;

(b)	a Lululemon Control Transaction or Lululemon Extraordinary distribution occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Lululemon Control Transaction or Lululemon Extraordinary Distribution and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Lululemon Control Transaction or Lululemon Extraordinary Distribution in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to the date 40 years after the Effective Date as it may determine, upon such number of days’ prior written notice to the registered holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

(c)	an Exchangeable Share Voting Event is proposed, in which case, provided that the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event, the redemption date shall be the Business Day prior to the record date for any meeting or vote of the holders of the Exchangeable Shares to consider the Exchangeable Share Voting Event and the Board of Directors shall give such number of days’ prior written notice of such redemption to the registered holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances; or

(d)	an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a)(b), (c) or (d) above to less than 10% of such holders of Exchangeable Shares shall not affect the validity of any such redemption;
“Redemption Price” has the meaning assigned in Section 7.1 of these share provisions;
“Reorganization Agreement” means the Agreement and Plan of Reorganization dated as of the 26th day of April, 2007 by and among Lululemon, Lululemon Athletica USA, Inc., Lululemon Athletica Inc., LIPO Investments (USA), Inc., LIPO Investments (Canada), Inc., Callco, the Company and certain other parties;
“Retracted Shares” has the meaning assigned in Section 6.1(a) of these share provisions;
“Retraction Call Right” has the meaning assigned in Section 6.1(c) of these share provisions;
“Retraction Date” has the meaning assigned in Section 6.1(b) of these share provisions;
“Retraction Price” has the meaning assigned in Section 6.1 of these share provisions;
“Retraction Request” has the meaning assigned in Section 6.1 of these share provisions;
“Special Voting Shares” means the shares of special voting stock, without par value, in the capital of Lululemon and any other securities into which such shares may be changed;
“subsidiary” means, with respect to a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate and shall include any body corporate, partnership, joint venture or other entity over which it exercises direction or control or which is in a like relation to a subsidiary;
“Support Agreement” means the Support Agreement to be made among Lululemon, Callco and the Company, which shall be substantially in the form and content of Exhibit D to the Reorganization Agreement, with such changes thereto as the parties thereto, acting reasonably, may approve, in accordance with the terms thereof;
“Transfer Agent” means Computershare Investor Services Inc. or such other Person as may from time to time be appointed by Exchangeco as the registrar and transfer agent for the Exchangeable Shares; and

“Trustee” means Computershare Trust Company of Canada, in its capacity as trustee under the Exchange Trust Agreement, and includes any successor trustee appointed thereunder.
ARTICLE 2
RANKING OF EXCHANGEABLE SHARES
2.1	The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company, among its shareholders for the purpose of winding up its affairs.
ARTICLE 3
DIVIDENDS
3.1	A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Lululemon Dividend Declaration Date, declare a dividend on each Exchangeable Share:
(a)	in the case of a cash dividend declared on the Lululemon Common Shares, in an amount in cash for each Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof on the Lululemon Dividend Declaration Date, in each case, corresponding to the cash dividend declared on each Lululemon Common Share;

(b)	in the case of a stock dividend declared on the Lululemon Common Shares to be paid in Lululemon Common Shares by the issue or transfer by the Company of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Lululemon Common Shares to be paid on each Lululemon Common Share; or

(c)	in the case of a dividend declared on the Lululemon Common Shares in property other than cash or Lululemon Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 3.5 hereof) the type and amount of property declared as a dividend on each Lululemon Common Share.
Such dividends shall be paid out of money, assets or property of the Company properly applicable to the payment of dividends, or out of authorized but unissued shares of the Company, as applicable.

3.2	In the case of a stock dividend declared on the Lululemon Common Shares to be paid in Lululemon Common Shares, in lieu of declaring the stock dividend contemplated by section 3.1(b) on the Exchangeable Shares, the Board of Directors may, in good faith and in its sole discretion and subject to applicable law and to obtaining all required regulatory approvals, subdivide, redivide or change (the “Subdivision”) each issued and unissued

Exchangeable Share on the basis that each Exchangeable Share before the Subdivision becomes a number of Exchangeable Shares equal to the sum of (A) one Lululemon Common Share and (B) the number of Lululemon Common Shares to be paid as a share dividend on each Lululemon Common Share. In making such Subdivision, the Board of Directors shall consider the effect thereof upon the then outstanding Exchangeable Shares and the general taxation consequences of the Subdivision to the holders of the Exchangeable Shares. In such instance, and notwithstanding any other provision hereof, such Subdivision shall become effective on the effective date specified in Section 3.4 without any further act or formality on the part of Lululemon, the Board of Directors or of the holders of Exchangeable Shares.

3.3	Cheques of the Company payable at par at any branch of the bankers of the Company shall be issued in respect of any cash dividends contemplated by Section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates representing the Exchangeable Shares paid as a stock dividend pursuant to Section 3.1(b) or any Subdivision contemplated by Section 3.2 registered in the name of the registered holder of Exchangeable Shares may be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) or any Subdivision contemplated by Section 3.2 hereof and the delivery of such a certificate (or the delivery of such Exchangeable Shares in book-entry form through the direct registration system) to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by the Company in such manner as it shall determine and the issuance, distribution or transfer thereof by the Company to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Company any dividend that is represented by a cheque that has not been duly presented to the Company’s bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.4	The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Lululemon Common Shares. The record date for the determination of the holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any Subdivision of the Exchangeable Shares under Section 3.2 and the effective date of such Subdivision shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Lululemon Common Shares.

3.5	If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Company shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.6	The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of Sections 3.1 and 3.2, and each such determination shall be conclusive and binding on the Company and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:
(a)	in the case of any stock dividend or distribution payable in Lululemon Common Shares, the number of such shares issued in proportion to the number of Lululemon Common Shares previously outstanding;

(b)	in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Lululemon Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Lululemon Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

(c)	in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Lululemon of any class other than Lululemon Common Shares, any rights, options or warrants other than those referred to in Section 3.6(b) above, any evidences of indebtedness of Lululemon or any assets of Lululemon), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Lululemon Common Share and the Current Market Price;

(d)	in the case of any subdivision, redivision or change of the then outstanding Lululemon Common Shares into a greater number of Lululemon Common Shares or the reduction, combination, consolidation or change of the then outstanding Lululemon Common Shares into a lesser number of Lululemon Common Shares or any amalgamation, merger, reorganization or other transaction affecting Lululemon Common Shares, the effect thereof upon the then outstanding Lululemon Common Shares; and

(e)	in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the general taxation consequences to holders of Lululemon Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates without regard to the individual circumstances of holders of Exchangeable Shares).
3.7	Except as provided in this Article 3, the holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof. Notwithstanding any provisions of this Article 3 to the contrary, if the Purchase Price is paid to a holder of Exchangeable Shares by Callco pursuant to the Retraction Call Right, the Redemption Call Purchase Price is paid to a holder of Exchangeable Shares pursuant to the Redemption Call Right, the Liquidation Amount is paid to a holder of Exchangeable Shares pursuant to the Liquidation Call Right, or if the purchase price is paid to a holder of an Exchangeable Shares by Lululemon pursuant to the Automatic Exchange Rights or the Exchange Right, the holder of the Exchangeable Share shall cease to have any right to be paid any amount by the Company in respect of any unpaid dividends on such Exchangeable Shares.
ARTICLE 4
CERTAIN RESTRICTIONS
4.1	So long as any of the Exchangeable Shares are outstanding, the Company shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 11.2 of these share provisions:
(a)	pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b)	redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

(c)	redeem or purchase any other shares of the Company ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

(d)	issue any Exchangeable Shares or any other shares of the Company ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares.
The restrictions in Sections 4.1(a), (b), (c) and (d) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the Lululemon Common Shares shall have been declared and paid on the Exchangeable Shares.
ARTICLE 5
DISTRIBUTION ON LIQUIDATION
5.1	In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Company in respect of each Exchangeable Share held by such holder on the effective date (the “Liquidation Date”) of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Company among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per Exchangeable Share (the “Liquidation Amount”) equal to the Current Market Price of a Lululemon Common

Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Company causing to be delivered to such holder, for each such Exchangeable Share, one Lululemon Common Share plus an amount equal to all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date.

5.2	On or promptly after the Liquidation Date, and subject to the exercise by Callco of the Liquidation Call Right, the Company shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of such Exchangeable Shares and such additional documents and instruments as the Transfer Agent and the Company may reasonably require, at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, on behalf of the Company, of the Lululemon Common Shares to which the holder is entitled (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance), either in the form of certificates representing the Lululemon Common Shares or, in whole or in part, in book-entry form through the direct registration system and, if applicable, a cheque of the Company payable at par at any branch of the bankers of the Company in respect of the remaining portion, if any, of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of the documents and instruments required in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Company shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the required documents and instruments in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Lululemon Common Shares delivered to them or the custodian on their behalf.

5.3	After the Company has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Company.
ARTICLE 6
RETRACTION OF EXCHANGEABLE SHARES BY HOLDER
6.1	A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Callco of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Company to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per Exchangeable Share equal to the Current Market Price of a Lululemon Common Share on the last Business Day prior to the Retraction Date (the “Retraction Price”), which shall be satisfied in full by the Company causing to be delivered to such holder, for each Exchangeable Share presented and surrendered by the holder, one Lululemon Common Share and any Dividend Amount. To effect such redemption, the holder shall present and surrender at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Company redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares and such additional documents and instruments as the Transfer Agent and the Company may reasonably require, and together with a duly executed statement (the “Retraction Request”) in the form of Schedule A hereto or in such other form as may be acceptable to the Company:
(a)	specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the “Retracted Shares”) redeemed by the Company;

(b)	stating the Business Day on which the holder desires to have the Company redeem the Retracted Shares (the “Retraction Date”), provided that the Retraction Date shall be not less than 5 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Company and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 5th Business Day after the date on which the Retraction Request is received by the Company; and

(c)	acknowledging the overriding right (the “Retraction Call Right”) of Callco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.
6.2	Subject to the exercise by Callco of the Retraction Call Right, upon receipt by the Company or the Transfer Agent in the manner specified in Section 6.1 of a certificate or certificates, if any, representing the number of Retracted Shares, together with a Retraction Request and the other documents and instruments required in accordance with Section 6.1, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Company shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price and any Dividend Amount thereon. If only a part of the Exchangeable Shares is redeemed (or purchased by Callco pursuant to the Retraction Call Right), the holder thereof shall receive at the expense of the Company (either in the form of a certificate, or in book-entry form through the direct registration system) the balance of such Exchangeable Shares.

6.3	Upon receipt by the Company of a Retraction Request, the Company shall immediately notify Callco thereof and shall provide to Callco a copy of the Retraction Request. In order to exercise the Retraction Call Right, Callco must notify the Company of its determination to do so (the “Callco Call Notice”) within three Business Days of notification to Callco by the Company of the receipt by the Company of the Retraction Request. If Callco does not so notify the Company within such three Business Day period, the Company will notify the holder as soon as possible thereafter that Callco will not exercise the Retraction Call Right. If Callco delivers the Callco Call Notice within such three Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right. In such event, the Company shall not redeem the Retracted Shares and Callco shall purchase from such holder and such holder shall sell to Callco on the Retraction Date the Retracted Shares for a purchase price (the “Purchase Price”) per share equal to the Retraction Price per share, plus on the designated payment date therefor, to the extent not paid by the Company on the designated payment date therefor, any Dividend Amount. To the extent that Callco pays the Dividend Amount in respect of the Retracted Shares, the Company shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares. Provided that Callco has complied with Section 6.4, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Company of such Retracted Shares shall take place on the Retraction Date. In the event that Callco does not deliver a Callco Call Notice within such three Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7), the Company shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4	The Company or Callco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, the Lululemon Common Shares to which the holder is entitled (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance), either in the form of certificates representing the Lululemon Common Shares registered in the name of the holder or in such other name as the holder may request or, in whole or in part, in book-entry form through the direct registration system, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Company or Callco, as applicable, representing the aggregate Dividend Amount, in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such Lululemon Common Shares and cheques on behalf of the Company or by Callco, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such Lululemon Common Shares and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

6.5	On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of the documents and instruments in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in Section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of the documents and instruments in accordance with the foregoing provisions and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Company or purchased by Callco shall thereafter be considered and deemed for all purposes to be a holder of the Lululemon Common Shares delivered to it.

6.6	Notwithstanding any other provision of this Article 6, the Company shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Company believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Company shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Trustee at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Company. In any case in which the redemption by the Company of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Company shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a pro rata basis and the holder of Retracted Shares shall receive at the Company’s expense (either in the form of a certificate or in book-entry form through the direct registration system) the Retracted Shares not redeemed by the Company pursuant to Section 6.2. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by the Company pursuant to Section 6.2 of these share provisions as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to require Callco, to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Callco as the case may be, to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Exchange Trust Agreement.
6.7	A holder of Retracted Shares may, by notice in writing given by the holder to the Company before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Callco shall be deemed to have been revoked.
ARTICLE 7
REDEMPTION OF EXCHANGEABLE SHARES BY THE COMPANY
7.1	Subject to applicable law, and provided Callco has not exercised the Redemption Call Right, the Company shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per Exchangeable Share equal to the Current Market Price of a Lululemon Common Share on the last Business Day prior to the Redemption Date (the “Redemption Price”), which shall be satisfied in full by the Company causing to be delivered to each holder of Exchangeable Shares, for each Exchangeable Share held by such holder, one Lululemon Common Share, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date.
7.2	In any case of a redemption of Exchangeable Shares under this Article 7, the Company shall, at least 60 days before the Redemption Date (other than a Redemption Date established in connection with a Lululemon Control Transaction, a Lululemon Extraordinary Distribution, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Company or the purchase by Callco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a Lululemon Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, the written notice of redemption by the Company or the purchase by Callco under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors of the Company to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the

Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3	On or after the Redemption Date and subject to the exercise by Callco of the Redemption Call Right, the Company shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, if any, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date, upon presentation and surrender at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company in such notice of the certificates representing such Exchangeable Shares, if any, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares and such additional documents and instruments as the Transfer Agent and the Company may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares, together with payment of such dividends, shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Company or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company in such notice, on behalf of the Company, of the Lululemon Common Shares to which the holder is entitled (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance), either in the form of certificates representing the Lululemon Common Shares or, in whole or in part, in book-entry form through the direct registration system, and, if applicable, a cheque of the Company payable at par at any branch of the bankers of the Company in payment of any such dividends, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price and any such dividends, unless payment of the total Redemption Price and any such dividends for such Exchangeable Shares shall not be made upon presentation and surrender of the documents and instruments required in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price and any such dividends have been paid in the manner hereinbefore provided. The Company shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price for and the full amount of such dividends on (except as otherwise provided in this Section 7.3) the Exchangeable Shares so called for redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price and such dividends for such Exchangeable Shares so called for redemption, against presentation and surrender of the documents and instruments required in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price and the full amount of such dividends, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Lululemon Common Shares delivered to them or the custodian on their behalf.
ARTICLE 8
PURCHASE FOR CANCELLATION
8.1	Subject to applicable law and notwithstanding Section 8.2, the Company may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private agreement with any holder of Exchangeable Shares for consideration consisting of Lululemon Common Shares.
8.2	Subject to applicable law, the Company may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share. If in response to an invitation for tenders under the provisions of this Section 8.2 more Exchangeable Shares are tendered at a price or prices acceptable to the Company than the Company is prepared to purchase, the Exchangeable Shares to be purchased by the Company shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Company, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Company is prepared to purchase after the Company has purchased all the shares tendered at lower prices. If part only of the Exchangeable Shares shall be purchased, the holder thereof shall receive at the expense of the Company (either in the form of a certificate or in book-entry form through the direct registration system) the balance of such shares.
ARTICLE 9
TRANSFERABILITY
9.1	A holder of Exchangeable Shares may transfer its Exchangeable Shares only if the holder transfers the same number of Special Voting Shares to the same transferee. The Company shall not recognize any transfer of Exchangeable Shares if the same number of Special Voting Shares is not transferred to the same transferee of the transferred Exchangeable Shares.
ARTICLE 10
VOTING RIGHTS
10.1	Except as required by applicable law and by Article 11 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Company or to vote at any such meeting.

ARTICLE 11
AMENDMENT AND APPROVAL
11.1	The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified, provided that any adjustment to the number of Lululemon Common Shares into which an Exchangeable Share is exchangeable (which initially is one) made by the Board of Directors, acting in good faith, in accordance with section 2.7 of the Support Agreement to reflect the effect of any event in order to implement the required economic equivalent with respect to the Lululemon Common Shares and the Exchangeable Shares shall not require the approval of the holders of the Exchangeable Shares.
11.2	Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by a resolution consented to in writing by the holders of not less than two-thirds of the then outstanding Exchangeable Shares or passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 25% of the outstanding Exchangeable Shares at that time are present or represented by proxy.
ARTICLE 12
RECIPROCAL CHANGES, ETC. IN RESPECT OF
LULULEMON COMMON SHARES
12.1	Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that so long as any Exchangeable Shares not owned by Lululemon or its subsidiaries are outstanding, and other than as provided in the Support Agreement, Lululemon will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 12.2 of these share provisions:
(a)	issue or distribute Lululemon Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Lululemon Common Shares) to the holders of all or substantially all of the then outstanding Lululemon Common Shares by way of stock dividend or other distribution, other than an issue of Lululemon Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Lululemon Common Shares) to holders of Lululemon Common Shares who (i) exercise an option to receive dividends in Lululemon Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Lululemon Common Shares) in lieu of receiving cash dividend, or (ii) pursuant to any dividend reinvestment plan; or

(b)	issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Lululemon Common Shares entitling them to subscribe for or to purchase Lululemon Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Lululemon Common Shares); or

(c)	issue or distribute to the holders of all or substantially all of the then outstanding Lululemon Common Shares:
(i)	shares or securities of Lululemon of any class other than Lululemon Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Lululemon Common Shares);

(ii)	rights, options or warrants other than those referred to in Section 12.1(b) above;

(iii)	evidences of indebtedness of Lululemon; or

(iv)	assets of Lululemon,
unless the same or the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.
12.2	Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that Lululemon will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11.2 of these share provisions:
(a)	subdivide, redivide or change the then outstanding Lululemon Common Shares into a greater number of Lululemon Common Shares;

(b)	reduce, combine, consolidate or change the then outstanding Lululemon Common Shares into a lesser number of Lululemon Common Shares; or

(c)	reclassify or otherwise change the Lululemon Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Lululemon Common Shares, unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 11.2 of these share provisions.

ARTICLE 13
ACTIONS BY THE COMPANY UNDER SUPPORT AGREEMENT
13.1	The Company will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Lululemon, Callco and the Company with all provisions of the Support Agreement applicable to Lululemon, Callco and the Company, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Company all rights and benefits in favour of the Company under or pursuant to such agreement.
13.2	The Company shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 11.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:
(a)	adding to the covenants of any or all parties to such agreement provided that the Board of Directors shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(b)	making such amendments or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion that such amendments and modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(c)	making such changes in or corrections to such agreement which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.
ARTICLE 14
LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS
14.1	Any certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Redemption Call Right, and the Exchange Trust Agreement (including the provisions with respect to the exchange right and automatic exchange thereunder).

14.2	Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Callco, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Company or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Callco as therein provided.

14.3	The Company and Callco shall be entitled, and may instruct the Transfer Agent, to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Company or Callco is required or permitted to deduct and withhold with respect to such payments (i) under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended or succeeded, or (ii) required or permitted in order to comply with Section 116 of the Income Tax Act (Canada) or any corresponding provisions of provincial law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the persons otherwise entitled thereto, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Company, Callco and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Company, Callco or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and the Company, Callco or the Transfer Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.
ARTICLE 15
NOTICES
15.1	Any notice, request or other communication to be given to the Company by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by facsimile or by delivery to the registered office of the Company and addressed to the attention of the President of the Company. Any such notice, request or other communication, if given by mail, facsimile or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Company.
15.2	Any presentation and surrender by a holder of Exchangeable Shares to the Company or the Transfer Agent of certificates, if any, representing Exchangeable Shares and the other documents and instruments required to be delivered by a holder of Exchangeable Shares in accordance with these share provisions in connection with the liquidation, dissolution or winding-up of the Company or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Company or to such office of the Transfer Agent as may be specified by the Company, in each case, addressed to the attention of the President of the Company. Any such presentation and surrender of certificates, if any, and such other documents and instruments shall only be deemed to have been made and to be effective upon actual receipt thereof by the Company or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates, if any, and such other documents and instruments made by registered mail shall be at the sole risk of the holder mailing the same.
15.3	Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Company shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Company or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Company pursuant thereto.
15.4	If the Company determines that mail service is or is threatened to be interrupted at the time when the Company is required or elects to give any notice to the holders of Exchangeable Shares hereunder, the Company shall, notwithstanding the provisions hereof, give such notice by means of courier or electronic transmission to such holders.
ARTICLE 16
FRACTIONAL SHARES
16.1	As soon as practicable after any exchange of Exchangeable Shares pursuant to these share provisions, the Company shall direct the Transfer Agent (i) to determine the number of, if any, whole and fractional Lululemon Common Shares allocable to the holder of Exchangeable Shares exchanged hereunder, (ii) to aggregate all such fractional shares and sell the whole shares obtained thereby at the direction of the Company either in open market transactions or otherwise, in each case at then prevailing trading prices, and (iii) to cause to be distributed to such holder in lieu of any fractional share, such holder’s rateable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale.